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                                MCGRATH RENTCORP


                       Registration Statement on Form S-8





                                   EXHIBIT 4.2









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                                MCGRATH RENTCORP

                             1998 STOCK OPTION PLAN

                    EMPLOYEE INCENTIVE STOCK OPTION AGREEMENT



         This Option Agreement is being entered into as of ___________, 1998, by and between McGrath RentCorp, a California corporation (hereinafter "MCGRATH") and JOHN DOE (hereinafter "XXXX"). In accordance with that certain McGrath RentCorp 1998 Stock Option Plan (the "PLAN"), the Board of Directors of MCGRATH granted an option on __________, 1998 to XXXX to purchase shares of its Common Stock, as evidenced by this Agreement, subject to the following terms:

         1. NUMBER OF SHARES AND PRICE. MCGRATH hereby evidences its grant to XXXX of the right and option (hereinafter the "OPTION"), on the terms and conditions set forth herein, to purchase all or any part of an aggregate of ____ Thousand (________) shares of MCGRATH's Common Stock (hereinafter the "OPTION SHARES"), at a purchase price of _______ Dollars and ______ Cents ($_____) per share.

         2. OPTION SUBJECT TO PLAN. This OPTION is subject to, and MCGRATH and XXXX agree to be bound by, all of the terms and conditions of the PLAN, which is made a part hereof and incorporated herein by this reference. XXXX acknowledges receipt of the copy of the PLAN. The rights of XXXX under this OPTION are subject to modification and termination in certain events as provided in the PLAN, including, without limitation, Section 3 thereof.

         3. NATURE OF OPTION; TAX CONSEQUENCES. This OPTION is intended to be an "incentive stock option" as that term is defined under Section 422 of the Internal Revenue Code. XXXX should consult with his own tax advisor with regard to the income tax consequences to him of exercising this OPTION.

         4.  TERMS OF EXERCISE.

                  4.1 Option Period. Notwithstanding anything to the contrary in this Agreement, unless this OPTION shall have expired earlier in accordance with
Section 5 below, this OPTION shall expire ten (10) years after the date of grant specified above at 5:00 p.m. Livermore, California local time on ________, 2008 (hereinafter the "OPTION PERIOD").


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                  4.2 Installments. This OPTION shall be exercisable in
installments as to twenty percent (20%) of the OPTION SHARES one (1) year after the date of grant specified above (__________, 1998), and shall become exercisable as to an additional five percent (5%) of the OPTION SHARES after each successive period of three calendar months thereafter. OPTION SHARES entitled to be purchased, but not purchased in any period, may be purchased at any subsequent time within the OPTION PERIOD.

                      4.2.1 In the event XXXX takes a leave of absence approved by MCGRATH, the vesting of this OPTION (i.e., the rate at which the installments become exercisable) shall be tolled (i.e., held in abeyance) during such leave of absence. This may result in the OPTION PERIOD expiring prior to the full vesting of all OPTION SHARES, in which case unvested OPTION SHARES shall be forfeited and XXXX shall have no further right to purchase such unvested shares.

                      4.2.2 In the event of a reduction in hours scheduled to be worked by XXXX, the rate of vesting thereafter of this OPTION (i.e., the rate at which the installments become exercisable) shall be reduced proportionately to the reduction in hours, unless otherwise provided by MCGRATH. This may result in the OPTION PERIOD expiring prior to the full vesting of all OPTION SHARES, in which case unvested OPTION SHARES shall be forfeited and XXXX shall have no further right to purchase such unvested shares.

                      4.2.3 In the event of a substantial reduction in XXXX's duties and responsibilities hereafter, MCGRATH and XXXX may mutually agree in writing to a reduction in the number of OPTION SHARES and/or a reduction in the rate of vesting of this OPTION.

                      4.2.4 The vesting of this OPTION (i.e., the rate at which the installments become exercisable) may be accelerated under certain circumstances as described in Sections 6.2 and 6.3 below.

                  4.3 How to Exercise. The exercise of this OPTION shall be effective only upon the delivery to MCGRATH of a written notice of intention to exercise the OPTION in substantially the form attached hereto as Exhibit A specifying the number of shares then to be purchased under the OPTION and the date of such purchase (which, unless MCGRATH otherwise consents, shall be at not more than thirty (30) days after the delivery of such notice). Delivery of a certificate, or certificates, representing said shares shall be made only upon the tender of payment of the purchase price of the number of shares specified in such notice on said date.


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                  4.4 Payment of Exercise Price. Payment of the purchase price for the shares purchased upon exercise of the OPTION shall be made in cash or by check; provided that, subject to the discretion of the Board of Directors of MCGRATH, and upon receipt of all regulatory approvals, all or part of the payment may be made by the delivery of certificates evidencing Common Stock of MCGRATH already owned by XXXX with an aggregate "fair market value" (determined as specified in the PLAN) equal to the portion of the purchase price being paid thereby.

         5. EARLY TERMINATION OF THE OPTION PERIOD.

                  5.1 Termination of Employment. Subject to Sections 5.2 and 5.3 below, if XXXX ceases to be employed by MCGRATH or its subsidiaries for any reason, XXXX may exercise this OPTION only to the extent XXXX was entitled to exercise it on the date he ceased to be so employed (subject to Section 6.3 below). If XXXX wants to exercise this OPTION, then he must do so before the earlier of (i) three (3) months after the date he ceases to be an employee of MCGRATH or its subsidiaries or (ii) the normal expiration of the OPTION PERIOD (as specified in Section 4.1 above); and upon the expiration of the earlier of such two periods, this OPTION shall terminate.

                      5.1.1 Neither service as a director, consultant, advisor or other service provider by XXXX, nor the payment of a director's, consultant's, advisor's or other fee by MCGRATH, shall be sufficient to constitute continued "employment" of XXXX by MCGRATH with respect to this OPTION.

                      5.1.2 XXXX's employment shall not be deemed to have terminated by reason of a transfer between MCGRATH, its parent, any subsidiary, or any successor.

                      5.1.3 XXXX's employment shall not be deemed to have terminated by reason of a leave of absence approved by MCGRATH. If re-employment upon expiration of the leave of absence approved by MCGRATH is not guaranteed by statute or contract, this OPTION shall cease to be treated as an "incentive stock option" after the first four months of such leave and thereafter shall be treated for tax purposes as a "non-qualified option."

                      5.1.4 XXXX's employment with MCGRATH shall not be deemed to have terminated by reason of a reduction in hours scheduled to be worked if approved by an officer of MCGRATH.

                      5.1.5 XXXX's employment with MCGRATH shall not be deemed to have terminated by reason of a reduction in XXXX's duties or responsibilities with respect to MCGRATH.


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                  5.2 Disability. Subject to Section 5.3 below, if XXXX's
employment by MCGRATH or its subsidiaries, if any, is terminated as a result of XXXX's disability, XXXX may exercise this OPTION if and only to the extent XXXX was entitled to exercise it at the date he ceased to be so employed, but only during the OPTION PERIOD and within twelve (12) months after the date XXXX ceases to be an employee of MCGRATH, or its subsidiaries, if any. Upon the expiration of the earlier of such twelve (12) month period or the normal OPTION PERIOD, this OPTION shall terminate. For purposes of this OPTION, an individual is disabled if he is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months.

                  5.3 Death. In the event of XXXX's death while employed by MCGRATH, or its subsidiaries, if any, and during the OPTION PERIOD, the unexercised portion of this OPTION may be exercised at any time during the OPTION PERIOD but not more than twelve (12) months after the date of XXXX's death, by the person or persons to whom the rights to exercise this OPTION shall pass by will or by the applicable laws of descent and distribution, but only to the extent that the right to exercise had accrued and was still exercisable as of the date of XXXX's death. Upon the expiration of the earlier of such twelve
(12) month period or the normal OPTION PERIOD, this OPTION shall terminate.

                  5.4 Corporate Dissolution. A dissolution or liquidation of MCGRATH shall cause this OPTION to terminate; provided that XXXX shall, in such event, be given at least thirty (30) days prior written notice of such event (which notice, if mailed, shall be deemed given at the time of mailing) and shall have the right until such event to exercise this OPTION to the extent then exercisable (subject to Section 2.10 of the PLAN and the limitation set forth in Section 422 of the Internal Revenue Code of 1986, as amended); provided further that the Board of Directors may, in its discretion (to the extent permitted by Section 2.10 of the PLAN and the limitation set forth in Section 422 of the Internal Revenue Code of 1986, as amended), in the event of any such dissolution or liquidation, accelerate the accrual of exercise rights hereunder in such manner as the Board of Directors shall deem appropriate.

         6.  RECAPITALIZATION; ACQUISITION; CHANGE IN CONTROL.

                  6.1 Recapitalization. Subject to any action by the stockholders required by law, the number of shares of Common Stock covered by this OPTION and the price per share thereof shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock of MCGRATH resulting from a subdivision or consolidation of shares or the payment of a stock


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dividend (but only on the Common Stock) or any other increase in the number of such shares effected without receipt of consideration by MCGRATH. (For this purpose, issuances of shares upon conversion of convertible securities shall be deemed an issuance for which MCGRATH receives consideration.)

                  6.2 Acquisition. In the event of any acquisition of MCGRATH the acquiror may, at its option, (i) assume this OPTION if and to the extent then outstanding, or (ii) substitute for this OPTION a new option under one of its own option plans provided such new option is no less economically beneficial to XXXX. If the acquiror does not assume this OPTION or substitute its own option for this OPTION, then the accrual of exercise rights hereunder shall accelerate such that this OPTION shall be fully vested and all OPTION SHARES shall be exercisable as of the date of such acquisition. For purposes of this section, an acquisition of MCGRATH shall be defined to be (i) any merger or consolidation of MCGRATH in which the shareholders of MCGRATH immediately prior to such merger or consolidation do not immediately thereafter hold a majority of the voting power of the resulting entity, or (2) a transaction in which MCGRATH sells all or substantially all of its assets and the employees of MCGRATH continue to be employed by the purchasing entity.

                  6.3 Change in Control. In the event XXXX's employment with MCGRATH or its successor, or any of their subsidiaries, is terminated (other than by XXXX), within two (2) years following a "Change in Control," the accrual of exercise rights hereunder shall accelerate upon such termination such that this OPTION shall be fully vested and all OPTION SHARES shall be exercisable. For purposes of this section, a "Change in Control" shall be deemed to have occurred hereafter if:

                           6.3.1 Any person (or entity, or group or persons or entities), other than (i) a trustee or other fiduciary holding securities under an employee benefit plan of MCGRATH or (ii) a corporation owned directly or indirectly by the stockholders of MCGRATH in substantially the same proportions as their ownership of stock of MCGRATH or (iii) a group which includes Robert P. McGrath or his heirs, becomes the beneficial owner, directly or indirectly, of securities of MCGRATH representing 30% or more of the total voting power represented by MCGRATH's then outstanding voting securities; or

                           6.3.2 During any period of two consecutive years after the date of this OPTION (or if two years have not elapsed since the date of this OPTION, such shorter period), (i) individuals who at the beginning of such period constitute the Board, plus (ii) any new director whose election by the Board or nomination for election by MCGRATH's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for



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         election was previously so approved, cease for any reason to constitute a majority thereof; or

                           6.3.3 MCGRATH is a party to a merger or consolidation with another corporation, other than a merger or consolidation which results in the voting securities of MCGRATH outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) a majority of the total voting power of the surviving entity outstanding immediately after such merger or consolidation; or

                           6.3.4 McGrath sells or otherwise disposes (in one transaction or a series of transactions) of all or substantially all of its assets, other than to a corporation owned directly or indirectly by the stockholders of MCGRATH in substantially the same proportions as their ownership of stock of MCGRATH.

         7.  INVESTMENT INTENT.

                  7.1 Applicability of this Section. This Section 7 shall be applicable only at such times as (i) the OPTION SHARES are not covered by a currently effective registration statement under the Securities Act of 1933, as amended (the "SECURITIES ACT"), or (ii) XXXX may be deemed to be an affiliate of MCGRATH RENTCORP.

                  7.2 Xxxx's Representations. As a condition to accepting this OPTION, and as a condition to its exercise, XXXX makes the following representations and agreements, and represents, warrants and agrees that he will reaffirm such representations and agreements to be true and in full force and effect at and as of the time of any exercise of this OPTION:

                           7.2.1 XXXX has, by reason of XXXX's business or financial experience, the capacity to evaluate the merits and risks of an investment in MCGRATH and to protect his interest in connection with the issuance of this OPTION and the purchase of any OPTION SHARES.

                           7.2.2 XXXX is aware of MCGRATH's business affairs and financial condition and has had access to such information about MCGRATH as XXXX has deemed necessary or desirable to reach an informed and knowledgeable decision to acquire this OPTION and the OPTION SHARES. XXXX will purchase the OPTION SHARES for investment for his own



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         account only and not with a view to, or for resale in connection with, any "distribution" thereof within the meaning of the Securities Act of 1933.

                           7.2.3 XXXX understands that this OPTION and the OPTION SHARES have not been registered under the SECURITIES ACT by reason of a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of his investment intent as expressed herein. In this connection, XXXX understands that, in the view of the Securities and Exchange Commission ("COMMISSION"), the statutory basis for such exemption may not be present if XXXX's representation meant that his present intention was to hold the OPTION SHARES for a minimum capital gains period under the tax statutes, for a deferred sale, for a market rise, for a sale if the market does not rise, or for a year or any other fixed period in the future.

                           7.2.4 XXXX further acknowledges and agrees that the OPTION SHARES must be held indefinitely unless they are subsequently registered under the SECURITIES ACT or an exemption from such registration is available. XXXX further acknowledges and understands that MCGRATH is under no obligation to register the OPTION SHARES.

                           7.2.5 XXXX is aware of the adoption of Rule 144 by the COMMISSION, promulgated under the SECURITIES ACT, which (1) after one year from the date the securities have been purchased and fully paid for, permits limited public resale of securities acquired in a non-public offering subject to the satisfaction of certain conditions, and (ii) after two years from the date the securities have been purchased and fully paid for, permits persons who are not affiliates of the issuer to sell an unlimited number of securities without satisfaction of such conditions.

                           7.2.6 XXXX further acknowledges and understands that MCGRATH may not be satisfying the current public information requirement of Rule 144 at the time he wishes to sell the OPTION SHARES, and, if so, XXXX would be precluded from selling the OPTION SHARES under Rule 144 even if the one or two-year minimum holding periods had been satisfied.

                           7.2.7 XXXX further acknowledges that in the event all of the requirements of Rule 144 are not met, compliance with Regulation A or some other exemption from registration will be required, and that although Rule 144 is not exclusive, the Staff of the COMMISSION has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and other than pursuant to Rule 144 will have


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         a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales and that such persons and the brokers who participate in the transactions do so at their own risk.

                  7.3 Legends. MCGRATH may place on the certificates evincing the OPTION SHARES appropriate legends referring to the restrictions on transfer set forth in Section 7.2 above and as may be required by the California Commissioner of Corporations. XXXX understands that all certificates for OPTION SHARES may bear the following legend:

         THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR THE PURCHASER'S OWN ACCOUNT ONLY AND NOT WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF. NO SALE OR DISPOSITION OF THESE SHARES MAY BE EFFECTED WITHOUT (1) REGISTRATION OF SUCH SALE OR DISPOSITION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND (2) QUALIFICATION OF SUCH SALE OR DISPOSITION UNDER THE CALIFORNIA CORPORATE SECURITIES LAW OF 1968, AS AMENDED, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION AND QUALIFICATION ARE NOT REQUIRED UNDER THOSE ACTS.

         8. EMPLOYMENT RIGHTS NOT CONFERRED. This OPTION shall not confer upon XXXX any right with respect to continuation of employment by MCGRATH or its subsidiaries, nor shall it interfere in any way with XXXX's right or MCGRATH's (or its subsidiaries') right to terminate XXXX's employment at any time.

         9. NON-TRANSFERABLE. The OPTION evinced by this Agreement is not transferable otherwise than by will or by the laws of descent and distribution and shall be exercisable during XXXX's lifetime only by XXXX or XXXX's duly appointed guardian or personal representative. Subject to the foregoing, this Agreement shall be binding upon and shall inure to the benefit of any successors


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or assigns of MCGRATH and, to the extent herein provided, shall be binding upon and inure to the benefit of XXXX's successors.

                                      MCGRATH RENTCORP



                                      By
                                        -------------------------------
                                          Dennis C. Kakures, President



                                      ---------------------------------
                                         JOHN DOE



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                                    EXHIBIT A


To:      McGRATH RENTCORP
         5700 Las Positas Road
         Livermore, CA 94550

         Attn:  Chief Financial Officer

         Subject:  Notice of Intention to Exercise Stock Option

         With respect to the stock option granted to John Doe on ____________, 1998 to purchase an aggregate of ____________Thousand (_______) shares of MCGRATH's Common Stock as evinced by the Employee Incentive Stock Option Agreement dated ____________, 1998, this is official notice that the undersigned intends to exercise such option to purchase shares as follows:

                  Number of Shares: _________________

                  Date of Purchase: _________________

                  Mode of Payment:  _________________

___________________ [Initial here if Section 7 is applicable] In connection with such exercise, the undersigned hereby reaffirms that the representations and agreements set forth in Section 7.2 of the Agreement evincing such option are now and will be at and as of the time of such exercise true and in full force and effect with respect to the shares purchased.

         The shares should be issued as follows:

                  Name:     ________________________________________

                  Address:  ________________________________________

                            ________________________________________

                            ________________________________________


                  Social Security Number:___________________________


                                     Signed:________________________

                                     Date: _______________